                                                                    EXHIBIT 4.12

                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of December 18, 2001 (this "AGREEMENT"), among NATIONSRENT, INC., a Delaware corporation and a debtor and a debtor in possession ("NATIONSRENT"), and its Subsidiaries parties hereto, each a debtor and a debtor in possession (together with NationsRent, the "COMPANIES", and each individually a "COMPANY"), and FLEET NATIONAL BANK, as the administrative agent (the "ADMINISTRATIVE AGENT") and as the syndication agent (the "SYNDICATION AGENT"), for itself and other lending institutions (hereinafter, collectively, the "BANKS") which are or may become parties to that certain Debtor In Possession Revolving Credit Agreement dated as of December 18, 2001 (as amended and in effect from time to time, the "CREDIT AGREEMENT"), among the Companies, the Banks, the Administrative Agent and the Syndication Agent.

         WHEREAS, on December 17, 2001 (the "FILING DATE"), the Companies filed separate petitions under chapter 11 of Title 11, United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware;

         WHEREAS, each of the Companies intends to continue to operate its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, the Companies have requested that (a) the Banks provide financing to the Companies consisting of advances and letter of credit reimbursement obligations pursuant to Sections 364(c)(1), (2) and (3) and 364(d) of the Bankruptcy Code in order to provide working capital for the Companies, to refinance the Companies' obligations in respect of Existing Letters of Credit (as defined in the Credit Agreement), and for other general corporate purposes;

         WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Companies under the Credit Agreement that the Companies execute and deliver to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, a security agreement in substantially the form hereof; and

         WHEREAS, each of the Companies wishes to grant a security interest in favor of the Administrative Agent, for the benefit of the Banks and the Administrative Agent, as herein provided.

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term "STATE", as used herein, means the Commonwealth of Massachusetts. All
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                                      -2-


terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

         2. GRANT OF SECURITY INTEREST. (a) Each of the Companies hereby grants to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, the following properties, assets and rights of such Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "COLLATERAL"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). The foregoing grant of security interest shall extend to Avoidance Actions (other than Avoidance Actions against the Prepetition Lenders and the Prepetition Agents) from and after the entry of the Final Order.

         (b) The liens and security interest provided for in this Agreement have also been granted pursuant to the Orders. This Agreement supplements the Orders without in any way diminishing or limiting the effect of the Orders or the lien and security interest granted thereunder.

         3. AUTHORIZATION TO FILE FINANCING STATEMENTS. (a) Each of the Companies hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as all assets of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by part 5 of
Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Company is an organization, the type of organization and any organizational identification number issued to such Company and, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each of the Companies agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request.
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                                      -3-



         (b) Each of the Companies hereby acknowledges that (i) any and all Uniform Commercial Code financing statements filed in connection with any other previously or now existing credit facilities (including, without limitation, the Prepetition Credit Agreement) naming Fleet National Bank, as administrative agent (or otherwise as a representative for itself and other financial institutions), as secured party, and such Company, as debtor, shall be effective to perfect the Administrative Agent's security interest granted by such Company pursuant to this Agreement to the extent that such security interest may be perfected by the filing of Uniform Commercial Code financing statements and (ii) such prior filings represent pre-filings of Uniform Commercial Code financing statements for purposes of so perfecting the security interests granted by the Companies hereunder. Until all of the obligations have been finally paid and satisfied in full, the provisions of this ss.3(b) shall continue to apply, and such pre-filings shall continue to be effective to the fullest extent permitted by law and not subject to any right of termination in respect of the security interests granted herein, whether any such other credit facilities are to be discharged with the proceeds of any of the Loans, or are to continue independently.

         4. OTHER ACTIONS. Further to insure the attachment, perfection and first priority (subject to Permitted Liens entitled to priority under applicable law) of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Collateral, each of the Companies agrees, in each case at such Company's expense, to take the following actions with respect to the following Collateral and without limitation on such Company's other obligations contained in this Agreement:

                  4.1. PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER. If any Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper entered into by any Company, such Company shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. However, unless otherwise requested by the Administrative Agent, such Company need not endorse, assign or deliver to the Administrative Agent any tangible chattel paper arising in the ordinary course of such Company's business consistent with past practices.

                  4.2. DEPOSIT ACCOUNTS. For each deposit account that any Company, now or at any time hereafter, opens or maintains, such Company shall, at the Administrative Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) cause the depositary bank to agree to comply, without further consent of such Company, at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the deposit account, with such Company being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to a deposit account for which the Administrative Agent is the depositary bank and is in automatic control.
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                                      -4-


                  4.3. INVESTMENT PROPERTY. If any Company shall, now or at any time hereafter, hold or acquire any certificated securities, such Company shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Company are uncertificated and are issued to such Company or its nominee directly by the issuer thereof, such Company shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) cause the issuer to agree to comply without further consent of such Company or such nominee, at any time with instructions from the Administrative Agent as to such securities, or (b) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Company are held by such Company or its nominee through a securities intermediary or commodity intermediary, such Company shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Company or such nominee, at any time with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, or
         (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with such Company being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

                  4.4. COLLATERAL IN THE POSSESSION OF A BAILEE, CONSIGNEE, ETC. Except (a) as otherwise provided in the Credit Agreement, (b) with respect to goods on lease and in the possession of lessees in the ordinary course of any Company's business, and (c) with respect to goods being (i) repaired and in the possession of the Person repairing such goods, (ii) sold at auction and in the possession of the auctioneer, and (iii) shipped and in the possession of the shipping agency, in each case in the ordinary course of any Company's business consistent with past practices, if any Collateral is at any time in the possession of a third-party bailee, consignee or processor, the applicable Company shall promptly notify the Administrative Agent
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                                      -5-


         thereof and shall promptly obtain an acknowledgement from the bailee, consignee, or processor, in form and substance satisfactory to the Administrative Agent, that the bailee, consignee, or processor holds such Collateral for the benefit of the Administrative Agent and the agreement of such bailee, consignee, or processor to comply, without further consent of such Company, at any time with instructions of the Administrative Agent as to such Collateral.

                  4.5. ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS. If any Company at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in
         Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in ss.16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Company shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under ss.9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, ss.16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

                  4.6. LETTER-OF-CREDIT RIGHTS. If any Company is at any time a beneficiary under a letter of credit now or hereafter, such Company shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Company shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in ss.2.10.2(b) of the Credit Agreement.

                  4.7. COMMERCIAL TORT CLAIMS. If any Company shall, now or at any time hereafter, hold or acquire a commercial tort claim, such Company shall immediately notify the Administrative Agent in a writing signed by such Company of the particulars thereof and grant to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

                  4.8. OTHER ACTIONS AS TO ANY AND ALL COLLATERAL. Each of the Companies further agrees, upon request of the Administrative Agent and at the Administrative Agent's option, to take any and all other actions
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                                      -6-


         as the Administrative Agent may determine to be necessary or useful for the attachment, perfection and first priority (subject to Permitted Liens entitled to priority under applicable law) of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in any and all of the Collateral, including, without limitation, (a) executing and delivering any supplemental security agreements or assignments requested by the Administrative Agent and relating to Collateral consisting of patents, trademarks, copyrights or other intellectual property or property related thereto or other specialized collateral for which additional documentation may be necessary or advisable in the opinion of the Administrative Agent, (b) executing, delivering and, where appropriate, filing (i) financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that such Company's signature thereon is required therefor, and (ii) documents and notices in any other state, federal or other filing office for any portion of the Collateral in which documents or notices relating to such Collateral are in the opinion of the Administrative Agent necessary or advisable to be filed or recorded, (c) causing the Administrative Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to the attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (d) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (e) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Administrative Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (f) except as otherwise provided in the Credit Agreement, using commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance satisfactory to the Administrative Agent and (g) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

         5. RELATION TO OTHER SECURITY DOCUMENTS. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by any of the Companies to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Administrative Agent or any of the Banks hereunder. In addition, to the provisions of this Agreement being so read and construed with any such mortgage or deed of trust, the provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.
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                                      -7-


                  5.1. STOCK PLEDGE AGREEMENT. Upon the Administrative Agent's request, certain of the Companies will execute and deliver to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, a stock pledge agreement pursuant to which each such Company will pledge to the Administrative Agent all of the shares of the capital stock of its Subsidiaries. Such pledges shall be governed by the terms of such stock pledge agreement and not by the terms of this Agreement.

                  5.2. TRADEMARK ASSIGNMENTS. Upon the Administrative Agent's request, certain of the Companies will execute and deliver to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, a Trademark Assignment pursuant to which each such Company will pledge to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, certain Collateral consisting of trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Trademark Assignment will be supplemental to the provisions of this Agreement, and nothing contained in the Trademark Assignment shall derogate from any of the rights or remedies of the Administrative Agent or any of the Banks hereunder. Neither the delivery of, nor anything contained in, the Trademark Assignment shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

         6. REPRESENTATIONS AND WARRANTIES CONCERNING COMPANIES' LEGAL STATUS. Each of the Companies delivered to the Administrative Agent in March 2001, a certificate signed by it and entitled "Perfection Certificate" (each a "PERFECTION CERTIFICATE"). Each of the Companies represents and warrants to the Banks and the Administrative Agent as follows: (a) its exact legal name is that indicated on its Perfection Certificate and the signature page hereto, (b) it is an organization of the type, and is organized in the jurisdiction, set forth in its Perfection Certificate, (c) its Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none,
(d) its Perfection Certificate accurately sets forth its place of business or, if more than one, its chief executive office, as well as its mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to it is accurate and complete in all material respects, and (f) there has been no change in any material respect in any of such information since the date on which the Perfection Certificate was signed by it.

         7. COVENANTS CONCERNING COMPANIES' LEGAL STATUS. Each of the Companies covenants with the Banks and the Administrative Agent as follows: (a) without providing at least thirty (30) days prior written notice to the Administrative Agent, it will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if it does not have an organizational identification number and later obtains one, it will forthwith notify the Administrative Agent of such organizational identification number, and (c) except as permitted by the Credit Agreement and then without providing at least thirty (30) days prior
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                                      -8-


written notice to the Administrative Agent, it will not change its type of organization, jurisdiction of organization or other legal structure.

         8. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL, ETC. Each of the Companies further represents and warrants to the Banks and the Administrative Agent as follows: (a) it is the owner of the Collateral to be pledged by it hereunder, free from any right or claim of any person or any adverse Lien, except for the security interest created by this Agreement and other Liens permitted by the Credit Agreement, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in ss.9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) to the knowledge of the Company, it holds no commercial tort claim except as set forth on the Perfection Certificate, and (e) it has at all times operated its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and, except as otherwise disclosed in the Credit Agreement, with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

         9. COVENANTS CONCERNING COLLATERAL, ETC. Each of the Companies further covenants with the Banks and the Administrative Agent as follows: (a) the Collateral pledged by it hereunder, to the extent not delivered to the Administrative Agent pursuant to ss.4, will be kept at those locations listed on its Perfection Certificate and it will not remove the Collateral from such locations, except in the ordinary course of business, without providing at least 30 days prior written notice to the Administrative Agent, (b) except for the security interest herein granted and Liens permitted by the Credit Agreement, it shall be the owner of the Collateral pledged by it hereunder free from any right or claim of any other person or any Lien, and it shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Administrative Agent or any of the Banks, (c) it shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral pledged by it hereunder, or any Lien in the Collateral pledged by it hereunder in favor of any person, other than the Administrative Agent except for Liens permitted by the Credit Agreement, (d) it will keep the Collateral pledged by it hereunder in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) it will permit the Administrative Agent, or its designee, to inspect the Collateral pledged by it hereunder at any reasonable time, wherever located, (f) it will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral pledged by it hereunder or incurred in connection with the use or operation of the Collateral pledged by it
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                                      -9-


hereunder or incurred in connection with this Agreement, (g) it will continue to operate, its business in compliance in all material respects with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (h) it will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral pledged by it hereunder or any interest therein except for sales and other dispositions permitted by ss.11.5.2 of the Credit Agreement, and (i) it will provide an updated Perfection Certificate to the Administrative Agent from time to time upon the request of the Administrative Agent.

         10. INSURANCE.

                  10.1. MAINTENANCE OF INSURANCE. Each of the Companies will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that none of the Companies will be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, all such insurance shall be payable to the Administrative Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Banks and the Administrative Agent. Without limiting the foregoing, each of the Companies will (a) maintain all such workers' compensation or similar insurance as may be required by law and (b) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about its properties; business interruption insurance; and product liability insurance.

                  10.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, shall be applied by the Administrative Agent to the Obligations (a) in the case of proceeds resulting from a casualty loss of Specified Resale Inventory, as provided in ss.2.10.2(a) of the Credit Agreement, and (b) in all other cases as if such proceeds were proceeds of other asset dispositions as provided in ss.2.10.2(b) of the Credit Agreement. However, the Administrative Agent may, at its sole option, disburse from time to time all or any part of such proceeds, upon such terms and conditions as the Administrative Agent may reasonably prescribe, for direct application by any of the Companies solely to the repair or replacement of such Company's property so damaged or destroyed.

                  10.3. CONTINUATION OF INSURANCE. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Administrative Agent. In the event of failure by any of the Companies to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Companies. Each of the Companies shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         11. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

                  11.1. EXPENSES INCURRED BY ADMINISTRATIVE AGENT. In the Administrative Agent's discretion, if any of the Companies fails to do so, the Administrative Agent may discharge taxes and other encumbrances, which are not Permitted Liens, at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto, provide adequate assurance of future performance on executory contracts and agreements following an Event of Default and five (5) days notice from the Administrative Agent to the Borrowers of the occurrence of such Event of Default, and pay any necessary filing fees or insurance premiums. The Companies agree to reimburse the Administrative Agent on demand for all expenditures so made. The Administrative Agent shall have no obligation to any of the Companies to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

                  11.2. ADMINISTRATIVE AGENT'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, each of the Companies shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by it thereunder, subject to any provisions of the Bankruptcy Code relieving such Company of its obligations to perform such contract or agreement or permitting such Company to defer such performance. Neither the Administrative Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Bank of any payment relating to any of the Collateral, nor shall the Administrative Agent or any Bank be obligated in any manner to perform any of the obligations of any of the Companies under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent or any Bank may be entitled at any time or times. The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under ss.9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

         12. SECURITIES AND DEPOSITS. The Administrative Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations as set forth in the Credit Agreement. Following the Termination Declaration Date and five (5) Business Days notice from the Administrative Agent to the Borrowers of the occurrence of the Termination Declaration Date, the Administrative Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Subject to the terms and conditions of the Credit Agreement, regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Administrative Agent or any Bank to any of the Companies may at any time be applied to or set off against any of the Obligations.

         13. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. If at any time any Company is not in compliance with the requirements of ss.10.13 of the Credit Agreement, or if an Event of Default shall have occurred and be continuing, each of the Companies shall, at the request and option of the Administrative Agent, notify account debtors and other persons obligated on any of the Collateral pledged by it hereunder of the security interest of the Administrative Agent in any account, chattel paper, general intangible, instrument or other Collateral pledged by it hereunder and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent's agent therefor, and the Administrative Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon such Company, so notify account debtors and other persons obligated on Collateral pledged by such Company hereunder. After the making of such a request or the giving of any such notification, each such Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Company as trustee for the Administrative Agent, for the benefit of the Banks and the Administrative Agent, without commingling the same with other funds of such Company and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Administrative Agent to the Obligations in accordance with the terms of the Credit Agreement, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

         14. POWER OF ATTORNEY.

                  14.1. APPOINTMENT AND POWERS OF ADMINISTRATIVE AGENT. Each of the Companies hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Administrative Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Company, without notice to or assent by such Company, to do the following:

                           (a) following the Termination Declaration Date and
                  five (5) Business Days notice from the Administrative Agent to the Borrowers of the occurrence of the Termination Declaration Date, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral pledged by it hereunder in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at such Company's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or useful to protect, preserve or realize upon the Collateral pledged by such Company hereunder and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as such Company might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral pledged by such Company hereunder, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b) to the extent that such Company's authorization
                  given in ss.3 is not sufficient, to file such financing statements with respect hereto, with or without such Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in such Company's name such financing statements and amendments thereto and continuation statements which may require such Company's signature.

                  14.2. RATIFICATION BY COMPANIES. To the extent permitted by law, each of the Companies hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

                  14.3. NO DUTY ON ADMINISTRATIVE AGENT. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Banks in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any of the Companies for any act or failure to act, except for the Administrative Agent's own gross negligence or willful misconduct.

         15. RIGHTS AND REMEDIES.

         (a) Following the Termination Declaration Date and five (5) Business Days notice from the Administrative Agent to the Borrowers of the occurrence of the Termination Declaration Date, the Administrative Agent, without any other notice to or demand upon any of the Companies, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as the applicable Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require each of the Companies to assemble all or any part of the Collateral pledged by it hereunder at such location or locations within the jurisdiction(s) of such Company's principal office(s) or at such other locations as the Administrative Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to the Companies at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each of the Companies hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, except as otherwise provided in the Credit Agreement, each of the Companies waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent's rights and remedies hereunder, including, without limitation, its right following the Termination Declaration Date to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

         (b) Following the Termination Declaration Date and five (5) Business Days notice from the Administrative Agent to the Borrowers of the occurrence of the Termination Declaration Date, the Administrative Agent, or any successor to the Administrative Agent or any purchaser at a foreclosure sale or other disposition from the Administrative Agent or similar Person, shall have the right to cause all rights and obligations of any Company under or in respect of all executory contracts and agreements to which any Company is a party and which constitute part of the Collateral to be assumed or rejected pursuant to ss.365(a) of the Bankruptcy Code as the Administrative Agent or such Person may direct (except to the extent that such obligations were theretofore duly rejected by such Company), and to cause such rights or obligations to be assigned to the Administrative Agent or to such Person pursuant to ss.365(f) of the Bankruptcy Code (assuming that adequate assurance of future performance is given). To the fullest extent permitted by law, each of the Companies agrees that the Administrative Agent and such other Persons shall have the right to effect such assumption, rejection or assignment, all as the Administrative Agent or such Persons may direct without further action by any Company. Each of the Companies hereby agrees to, following the Termination Declaration Date and five (5) Business Days notice from the Administrative Agent to the Borrowers of the occurrence of the Termination Declaration Date, take all such action as the Administrative Agent and such other Persons may reasonably request to effect any such assumption, rejection or assignment (including but not limited to, in the case of assumption, the Administrative Agent reserving its rights under ss.11.1 to cure any defaults and provide adequate assurance of future performance to the extent that any Company refuses or otherwise fails to do so) following the Termination Declaration Date and five (5) days notice from the Administrative Agent to the Borrowers of the occurrence of the Termination Declaration Date.

         (c) In addition to the rights and remedies described hereunder, the Administrative Agent shall have the rights and remedies set forth in ss.15.3 of the Credit Agreement.

         16. STANDARDS FOR EXERCISING RIGHTS AND REMEDIES. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each of the Companies acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Companies, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or
(l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each of the Companies acknowledges that the purpose of this ss.16 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent's duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this ss.16. Without limitation upon the foregoing, nothing contained in this ss.16 shall be construed to grant any rights to any of the Companies or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this ss.16.

         17. NO WAIVER BY ADMINISTRATIVE AGENT, ETC. The Administrative Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent with the consent of the Required Banks. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

         18. SURETYSHIP WAIVERS BY COMPANIES. Each of the Companies waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each of the Companies assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in ss.11.2. Each of the Companies further waives any and all other suretyship defenses.

         19. MARSHALLING. Neither the Administrative Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Bank hereunder and of the Administrative Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each of the Companies hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Companies hereby irrevocably waives the benefits of all such laws.

         20. PROCEEDS OF DISPOSITIONS; EXPENSES. The Companies shall pay to the Administrative Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied in such order or preference as is provided in the Credit Agreement. Upon the final payment and satisfaction in full of all of the Obligations and after making any other payments required by the Credit Agreement and Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Companies. In the absence of final payment and satisfaction in full of all of the Obligations, the Companies shall remain liable for any deficiency.

         21. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Companies hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

         22. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. Each of the Companies agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the Bankruptcy Court or the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such courts and to service of process in any such suit being made upon such Company by mail at the address specified in ss.21 of the Credit Agreement. Each of the Companies hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in inconvenient court.

         23. WAIVER OF JURY TRIAL. EACH OF THE COMPANIES WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Companies waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Companies (a) certifies that neither the Administrative Agent or any Bank nor any representative, agent or attorney of the Administrative Agent or any Bank has represented, expressly or otherwise, that the Administrative Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Bank is a party, the Administrative Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this ss.23.

         24. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Companies and their successors and assigns, and shall inure to the benefit of the Administrative Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of the Companies acknowledges receipt of a copy of this Agreement. In the event that a provision of this Agreement is contrary to a provision of the Credit Agreement, the provision of the Credit Agreement will control.

         IN WITNESS WHEREOF, intending to be legally bound, each of the Companies has caused this Agreement to be duly executed as of the date first above written.

                                            NATIONSRENT, INC.
                                            NATIONSRENT USA, INC.
                                            NATIONSRENT TRANSPORTATION
                                              SERVICES, INC.
                                            NR DELAWARE, INC.
                                            NRGP, INC.
                                            NATIONSRENT WEST, INC.
                                            LOGAN EQUIPMENT CORP.
                                            NR DEALER, INC.
                                            NR FRANCHISE COMPANY
                                            BDK EQUIPMENT COMPANY, INC., each as
                                            a debtor and a debtor in possession

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONSRENT OF TEXAS, LP
                                            NATIONSRENT OF INDIANA, LP, each as
                                            a debtor and a debtor in possession
                                            By: NRGP, Inc., general partner

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:




Accepted:

FLEET NATIONAL BANK, as
Administrative Agent


By: ___________________________________
    Name:
    Title:

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF DELAWARE                               )
                                                )  ss.
COUNTY OF __________________                    )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of December, 2001, personally appeared _____________________________ to me known personally, and who, being by me duly sworn, deposes and says that s/he is the _____________________________ of each of NATIONSRENT, INC., NRGP, INC., NATIONSRENT WEST, INC., LOGAN EQUIPMENT CORP., NATIONSRENT TRANSPORTATION SERVICES, INC., NR DELAWARE, INC., NATIONSRENT USA, INC., NR DEALER, INC., NR FRANCHISE COMPANY and BDK EQUIPMENT COMPANY, INC. and that said instrument was signed on behalf of each of said entities by authority of its Board of Directors, and said ________________ acknowledged said instrument to be the free act and deed of each of said entities.



                                              ------------------------------
                                              Notary Public
                                              My commission expires:

STATE OF DELAWARE                               )
                                                )  ss.
COUNTY OF _____________                         )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ____ day of December, 2001, personally appeared _______________________________________ to me known personally and who, being by me duly sworn, deposes and says that s/he is the _____________________________ of NRGP, Inc., the sole general partner of NATIONSRENT OF TEXAS, LP and NATIONSRENT OF INDIANA, LP and that said instrument was signed on behalf of each of said entities and said _________________ acknowledged said instrument to be the free act and deed of each of said entities.

                                              ------------------------------
                                              Notary Public
                                              My commission expires: